CORE LABORATORIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                         EFFECTIVE DATE: JANUARY 1, 1998
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                                CORE LABORATORIES

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                              W I T N E S S E T H:

        WHEREAS, CORE LABORATORIES N.V. and its participating affiliates (the "Company") desire to recognize the value to the Company of past and present services of certain of its employees and independent directors and to reward those individuals for their contributions to the success and growth of the Company by making more adequate provision for their future retirement security;

        NOW, THEREFORE, Core Laboratories N.V. hereby adopts, on behalf of itself and its participating affiliates, the CORE LABORATORIES SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, effective as of January 1, 1998:

                                       I.

                                   DEFINITIONS

        1.1 Where the following words and phrases appear in the Plan, they shall have the meanings set forth below, unless their context clearly indicates to the contrary.

(1) ANNIVERSARY DATE: With respect to each Participant, each anniversary of such Participant's sixty-fifth birthday.

(2)     BOARD: The Board of Supervisory Directors of Core Laboratories N.V.

(3) CAUSE: A determination by the Committee that "cause" (as such term is defined in a Participant's employment agreement with the Company) exists for the termination of the employment relationship; provided, however, that if a Participant does not have such an employment agreement, or a Participant's employment agreement does not define the term "cause," then "Cause" shall mean a determination by the Committee that such Participant (i) has engaged in gross negligence or willful misconduct in the performance of his duties with respect to the Company, (ii) has been convicted of a felony or a misdemeanor involving moral turpitude (which, through lapse of time or otherwise, is not subject to appeal), (iii) has willfully refused without proper legal reason to perform his duties and responsibilities to the Company faithfully and to the best of his abilities, (iv) has materially breached any material provision of a written employment agreement or corporate policy or code of conduct established by the Company, or (v) has willfully engaged in conduct that he knows or should know is materially injurious to the Company; and provided, further, that, for purposes of clause (iv) of the preceding proviso, a material breach of a material provision of a written employment agreement or corporate policy or

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code of conduct shall include, but not be limited to, any breach that results in termination of the Participant's employment.

(4) COMPANY: Core Laboratories N.V. and any affiliate of Core Laboratories N.V. designated by the Board to be a participating employer in the Plan. Each such participating employer shall be identified on Appendix A attached hereto, which shall be amended from time to time to reflect newly designated participating employers.

(5)     COMMITTEE:  The Compensation Committee of the Board.

(6)     DEATH BENEFIT: A benefit paid under the Plan in accordance with Article
        V.

(7)     EFFECTIVE DATE:  January 1, 1998.

(8) INSOLVENT: If (1) the Company is unable to pay its debts as they become due or (2) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute).

(9) PARTICIPANT: Each individual designated to participate in the Plan in accordance with Article III.

(10)    PLAN: The Core Laboratories Supplemental Executive Retirement Plan.

(11)    RETIREMENT BENEFIT: A benefit paid under the Plan in accordance with
        Article IV.

(12) RETIREMENT DATE: With respect to each Participant, the later of (1) the date such Participant terminates employment with the Company or (2) the date such Participant attains the age of sixty-five.

(13) SURVIVING SPOUSE: The spouse to whom a Participant was married on the date of his death and to whom he had been married for at least twelve months prior to the date of his death.

(14)    TRUST: The Trust, if any, established under the Trust Agreement.

(15) TRUST AGREEMENT: The agreement, if any, entered into between Core Laboratories N.V. and the Trustee pursuant to Section 8.2.

(16) TRUSTEE: An independent third party that may be granted corporate trustee powers under state law and which has been appointed by the Board to be the trustee qualified and acting under the Trust Agreement at any time.

        1.2 Whenever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to

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include the singular. The masculine gender, where appearing herein, shall be deemed to include the feminine gender.

        1.3 The headings of Articles herein are included solely for convenience, and, if there is any conflict between such headings and the text of this Plan, the text shall control.

        1.4 The Plan is, and is intended to be, an unfunded plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, and all provisions of the Plan shall be construed in accordance with such intent.

                                       II.
                                 PURPOSE OF PLAN

        2.1 The Company intends and desires by the adoption of the Plan to recognize the value to the Company of past and present services of certain of its employees and independent directors and to reward those individuals for their efforts in contributing to the success and growth of the Company.

                                      III.
                                  PARTICIPATION

        3.1 The following individuals shall be Participants in the Plan, effective as of the Effective Date:

                             Richard L. Bergmark
                             David M. Demshur
                             Joseph R. Perna
                             Stephen D. Weinroth

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                                       IV.
                               RETIREMENT BENEFIT

        4.1 Each Participant shall, on his Retirement Date, be entitled to receive a Retirement Benefit pursuant to this Section 4.1. The Retirement Benefit shall consist of annual lump sum payments of $250,000 each payable to the Participant during his life. The initial payment of a Participant's Retirement Benefit shall be paid to such Participant as soon as administratively practicable after such Participant's Retirement Date, and a payment of $250,000 shall be paid to such Participant on (or as soon as administratively practicable after) each Anniversary Date thereafter until the death of such Participant. Except as provided in Section 4.2, all payments of a Participant's Retirement Benefit shall cease upon the death of such Participant.

        4.2 In the event a Participant dies on or after his Retirement Date and prior to the attainment of age eighty and leaves a Surviving Spouse, such Participant's Retirement Benefit shall continue to be paid annually to his Surviving Spouse, if any, on (or as soon as administratively practicable after) each Anniversary Date following the Participant's death through the Anniversary Date upon which such deceased Participant would have attained the age of seventy-nine. If a Participant dies on or after his Retirement Date but prior to receipt of the initial payment of his Retirement Benefit, or dies on or after any Anniversary Date prior to receipt of the Retirement Benefit payment for such Anniversary Date, such payment shall be paid to such Surviving Spouse as soon as administratively practicable after the death of such Participant. All payments of a deceased Participant's Retirement Benefit pursuant to this Section 4.2 shall cease upon the earlier to occur of (1) the death of such Surviving Spouse or (2) the date of payment of the Retirement Benefit installment for the Anniversary Date upon which such deceased Participant would have attained the age of seventy-nine.

        4.3 The preceding Sections of this Article notwithstanding, no Retirement Benefit shall be paid to a Participant or his Surviving Spouse to the extent such payment, when added to all other remuneration provided to such Participant by the Company or any related entity, would result in any such amount being nondeductible under section 162(m) of the Internal Revenue Code of 1986, as amended, and the payment of any such Retirement Benefit shall be deferred to the first subsequent year in which such payment may be both paid and fully deductible by the Company. In the event payment of a Retirement Benefit is deferred pursuant to this Section, such deferral shall not affect the time of payment or amount of any other installment of such Participant's Retirement Benefit, unless such other payment is itself deferred pursuant to this Section.

                                       V.

                          PRE-RETIREMENT DEATH BENEFIT

        5.1 If a Participant dies prior to his Retirement Date, no benefit shall be paid under the Plan except as provided in Section 5.2 or Section 5.3.

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        5.2 In the event a Participant (other than Stephen D. Weinroth) dies prior to his Retirement Date and leaves a Surviving Spouse, a Death Benefit shall be paid to such Surviving Spouse pursuant to this Section 5.2. The Death Benefit shall consist of fifteen annual lump sum payments of $225,000 each. The initial payment of such Participant's Death Benefit shall be paid to his Surviving Spouse as soon as administratively practicable after such Participant's death, and a payment of $225,000 shall be paid to such Surviving Spouse during her life on each of the fourteen subsequent anniversaries of the Participant's death thereafter. All Death Benefit payments pursuant to this
Section 5.2 shall cease upon the earlier to occur of (1) the date of death of such Surviving Spouse or (2) the payment of fifteen annual Death Benefit installments to such Surviving Spouse.

        5.3 In the event that Participant Stephen D. Weinroth dies prior to his Retirement Date and leaves a Surviving Spouse, a Death Benefit shall be paid to such Surviving Spouse pursuant to this Section 5.3. The Death Benefit shall consist of fifteen annual lump sum payments of $225,000 each. The initial payment of such Participant's Death Benefit shall be paid to his Surviving Spouse on (or as soon as administratively practicable after) the date that would have been such deceased Participant's Retirement Date, and a payment of $225,000 shall be paid to such Surviving Spouse during her life on each of the fourteen subsequent Anniversary Dates thereafter. All Death Benefit payments pursuant to this Section 5.3 shall cease upon the earlier to occur of (1) the date of death of such Surviving Spouse or (2) the payment of fifteen annual Death Benefit installments to such Surviving Spouse.

        5.4 The preceding Sections of this Article notwithstanding, no Death Benefit shall be paid to a Surviving Spouse to the extent such payment, when added to all other remuneration provided to the deceased Participant by the Company or any related entity, would result in any such amount being nondeductible under section 162(m) of the Internal Revenue Code of 1986, as amended, and the payment of any such Death Benefit shall be deferred to the first subsequent year in which such payment may be both paid and fully deductible by the Company. In the event payment of a Death Benefit is deferred pursuant to this Section, such deferral shall not affect the time of payment or amount of any other installment of such Death Benefit, unless such other payment is itself deferred pursuant to this Section.

                                       VI.
                             VESTING AND FORFEITURE

        6.1 Except as Provided in Section 6.2, each Participant shall be fully vested in his Plan benefit, and his benefit provided hereunder shall be fully accrued and nonforfeitable.

        6.2 In the event a Participant's services or employment with the Company is terminated for Cause, all benefits payable under the Plan to such Participant or to his Surviving Spouse shall be forfeited, and neither the Participant, the Participant's Surviving Spouse, nor any other beneficiary of the Participant or Surviving Spouse shall be entitled to receive any benefit under the Plan.

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                                      VII.
                             ADMINISTRATION OF PLAN

        7.1 The plan shall be administered by the Committee. Each member of the Committee shall be appointed by the Board and shall serve in accordance with applicable rules and procedures of the Board and the Committee.

        7.2 The Committee shall supervise the administration of the Plan according to the terms and provisions hereof and shall have the sole discretionary authority and all of the powers necessary to accomplish these purposes, including, without limitation, the sole discretionary authority to interpret and construe all Plan terms and to make all factual determinations associated with the Plan. All such interpretations, constructions, and determinations shall be final and binding upon all persons. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own willful misconduct or lack of good faith.

                                      VIII.
                             UNFUNDED NATURE OF PLAN

        8.1 The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Further, it is the intention of the Company that the Plan be unfunded for purposes of the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan constitutes a mere promise by the Company to make benefit payments in the future. Plan benefits hereunder provided are to be paid out of the Company's general assets, and the Participants shall have the status only of, and shall have no better status than, general unsecured creditors of the Company.

        8.2 The Board, in its sole discretion, may select the Trustee, establish the Trust, and enter into the Trust Agreement with the Trustee. Any such Trust established by the Board, and any assets held by such Trust to assist the Company in meeting its obligations under the Plan, shall conform to the terms of the model rabbi trust set forth in Revenue Procedure 92-64, 1992-2 C.B. 422. The Company may transfer money and/or other property to the Trustee, and the Trustee shall pay Plan benefits to Participants and their beneficiaries out of the Trust assets if such benefits are not paid by the Company. In the event the Trust is established, the Company shall remain the owner of all assets in the Trust, and the assets shall be subject to the claims of Company creditors in the event (and only in the event) the Company ever becomes Insolvent. No Participant or beneficiary shall have any preferred claim to, any security interest in, or any beneficial ownership interest in any assets of the Trust.

        8.3 The Board and the Chief Executive Officer of the Company shall each have the duty to inform the Trustee in writing if the Company becomes Insolvent. Such notice given

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under the preceding sentence by any one party shall satisfy each party's duty to give notice. When so informed, the Trustee shall suspend payments to the Participants and Surviving Spouses and hold the assets for the benefit of the Company's general creditors and shall determine within the period specified in the Trust Agreement, or, in the absence of a specified period, within a reasonable period of time, whether the Company is Insolvent. If the Trustee determines that the Company is not Insolvent, the Trustee shall resume payments to the Participants and Surviving Spouses.

                                       IX.
                            AMENDMENT AND TERMINATION

        9.1 The Board may, in its discretion, amend the Plan, in whole or in part, at any time; provided, however, that no amendment shall be made that would reduce the vested accrued benefit of any Participant as of the later of the adoption date or effective date of such amendment.

        9.2 The Board may, in its discretion, terminate the Plan, in whole or in part, at any time. In the event the Plan is terminated, notwithstanding any other provision of the Plan, the Board, in its discretion, may pay each Participant his payable but unpaid vested accrued Retirement Benefit (or, in the case of a deceased Participant, such Participant's Surviving Spouse any payable but unpaid Death Benefit) either in accordance with Articles IV and V or in any other manner it deems appropriate, including, without limitation, a lump sum payment of the actuarial equivalent present value of such unpaid Retirement Benefit or Death Benefit, actuarially reduced to take into account an earlier time of payment. In determining actuarial equivalency for purposes of the preceding sentence, reasonable actuarial assumptions shall be used, and the actuarial calculation shall be made by an actuary selected by and in the discretion of the Board and agreed to by the Participants.

                                       X.
                           RESTRICTIONS ON ASSIGNMENT

        10.1 The interest of a Participant in the Plan or of his beneficiary or beneficiaries hereunder may not be anticipated, sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void.

        10.2 The benefits provided hereunder shall not be liable for, or subject to the debts, contracts, liabilities, engagements, or torts of, any person to whom such benefits are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset of the bankrupt's estate in bankruptcy.

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                                       XI.
                  EFFECT OF PLAN ON EMPLOYMENT OR COMPENSATION

        11.1 Nothing contained in the Plan or in the adoption of the Plan shall confer on any person the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment or services of such person at any time.

        11.2 Nothing contained in the Plan shall be construed to effect the provisions of any other plan maintained by the Company or shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements affecting any Participant.

                                      XII.
                                 BINDING EFFECT

        12.1 The plan shall be binding upon, and inure to the benefit of, the Company, its successors, and assigns, and the Participants and their respective heirs, executors, administrators, and legal representatives.

                                      XIII.
                                  SEVERABILITY

        13.1 In case any provision of the Plan is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, such illegal, invalid, or unenforceable provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision had not been included therein.

                                      XIV.
                                  JURISDICTION

        14.1 Except to the extent federal law applies and preempts state law, the Plan shall be construed, enforced, and administered according to the laws of the state of Texas, excluding any conflict-of-law rule or principle that might refer construction of the Plan to the laws of another state or country. In the event of litigation relating to the Plan, such litigation shall be brought in state or federal court residing in Houston, Harris County, Texas, and the Company and each Participant (or persons claiming rights of or through a Participant) irrevocably appoints the Secretary of State for the state of Texas as agent for receipt of service of process in connection with such litigation.

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                                       XV.
                                   WITHHOLDING

        15.1 All benefit payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required under applicable local, state, or federal law.

        EXECUTED on this _____ day of ______________________, 1997.

                                                   CORE LABORATORIES N.V.

                                           By: _________________________________
                                         Name: _________________________________
                                        Title: _________________________________

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                                CORE LABORATORIES

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                   APPENDIX A

                             PARTICIPATING EMPLOYERS

                             Core Laboratories, Inc.


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